UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 ON

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2014, Verint Systems Inc. (“Verint”, “we”, “us” or “our”) filed a Current Report on Form 8-K to disclose that we completed the acquisition (the “Acquisition”) of all of the outstanding shares of UTX Technologies Limited ( “UTX”), a provider of certain mobile device tracking solutions for security applications, from UTX Limited. In that Form 8-K, we indicated that, to the extent required, the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment to the Form 8-K within 71 days after the date on which the Current Report on Form 8-K was required to be filed.

Upon further analysis following completion of the Acquisition, we have determined that the financial statements of UTX and related pro forma financial information are not required to be filed pursuant to Item 9.01 of Form 8-K. Accordingly, we hereby amend the Form 8-K filed on March 31, 2014 to eliminate the references to the subsequent filing of financial statements and pro forma financial information relating to the Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: June 9, 2014

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer